Exhibit 99.1

RE: NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

May 7, 2020

NN, INC. REPORTS FIRST QUARTER 2020 RESULTS

Implemented additional cost savings initiatives to increase financial flexibility and liquidity position

Significantly improved free cash flow by $15.7 million

Charlotte, N.C., May 7, 2020 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the first quarter ended March 31, 2020.

GAAP Results

Net sales for the first quarter of 2020 decreased $13.5 million, or 6.3%, to $199.7 million, compared to $213.3 million for the first quarter of 2019, driven by a decrease in organic volume of $11.4 million, as a result of decreases in core volumes in the orthopaedic, automotive, and electrical end markets; unfavorable foreign exchange effects of $2.1 million; and decreased demand across all segments related to the COVID-19 pandemic.

On a GAAP basis, loss from operations for the first quarter of 2020 was $245.3 million, compared to a loss from operations of $0.3 million for the same period in 2019. In the first quarter of 2020, the loss from operations included a goodwill impairment charge of $239.7 million, which negatively impacted Life Sciences by $146.8 million and Power Solutions by $92.9 million. This negative impact was partially offset by a decrease in selling, general and administrative expense of $3.3 million, compared to the first quarter of 2019, primarily due to cost reduction initiatives that drove decreases in personnel costs and travel costs.

Net loss on a GAAP basis for the first quarter of 2020 was $248.2 million, compared to net loss on a GAAP basis of $19.5 million in the first quarter of 2019.

On a GAAP basis, loss from operations for first quarter 2020 in the Life Sciences segment was $141.0 million, compared to income from operations of $3.8 million for the same period in 2019.

On a GAAP basis, income from operations for first quarter 2020 in the Mobile Solutions segment was $0.3 million, compared to income from operations of $3.2 million for the same period in 2019.

On a GAAP basis, loss from operations for first quarter 2020 in the Power Solutions segment was $90.3 million, compared to income from operations of $3.8 million for the same period in 2019.

Adjusted Results

Adjusted income from operations for the first quarter of 2020 was $17.1 million, compared to $22.4 million for the same period in 2019. Adjusted EBITDA for the first quarter of 2020 was $30.4 million, or 15.2% of sales, versus $33.8 million, or 15.9% of sales, for the same period in 2019. Adjusted net income was $0.2 million, or $0.01 per diluted share, compared to $7.8 million, or $0.19 per diluted share, for the same period in 2019. Free cash flow improved significantly by $15.7 million along with a decline in net debt of $79.1 million in comparison to the same period in 2019.

Warren Veltman, President and Chief Executive Officer, said, “In the face of COVID-19, its negative impact on our business and the continued uncertainty around the pandemic, NN has prioritized cash performance during the first quarter. As a result of a series of actions to improve financial flexibility and our liquidity, we significantly improved our free cash flow compared to the same period last year despite the impact of the global health crisis late in the quarter, while reducing days payable outstanding for our vendors. Moving forward, we will remain focused on continuing to improve our free cash flow and maintaining disciplined cash management.”

Mr. Veltman continued: “Despite the challenges on our business from the global COVID-19 pandemic, the health and safety of our employees remain our top priorities as we work to continue to serve our customers and meet their volume requirements. During this unprecedented time, our employees have demonstrated tremendous resilience and worked tirelessly to help deliver the products our customers need.”

Life Sciences

Net sales for the first quarter of 2020 were $84.0 million, compared to $86.0 million in the first quarter of 2019, a decrease of 2.3% or $2.0 million. Adjusted income from operations for the first quarter of 2020 was $16.1 million, compared to $17.2 million in the first quarter of 2019. Lost variable margin on lower sales and higher depreciation expense attributable to the capital investments made during 2019 to support the business growth contributed to the decrease in adjusted income from operations. In addition, as a result of COVID-19, net sales were negatively impacted due to decreased demand for elective surgeries.

Mobile Solutions

Net sales for the first quarter of 2020 were $69.9 million, compared to $78.1 million in the first quarter of 2019, a decrease of 10.5% or $8.2 million. Adjusted income from operations for the first quarter of 2020 was $1.5 million, compared to $5.8 million in the first quarter of 2019. The reduction in adjusted operating income was due to lost variable margin on the sales volume decline, which was partially offset by fixed cost reduction actions taken in response to the decline in sales volume.

Power Solutions

Net sales for the first quarter of 2020 were $46.4 million, compared to $49.7 million in the first quarter of 2019, a decrease of $3.3 million or 6.6%. Adjusted income from operations for the quarter was $7.0 million, compared to $8.4 million in the first quarter of 2019. The reduction in adjusted operating income was due to lost variable margin on the sales volume decline, which was partially offset by fixed cost reduction actions taken in response to the decline in sales volume.

COVID-19 Impact and Response

All of NN’s facilities have implemented appropriate safety measures in line with guidance from federal, state and local governmental authorities, including performing employee temperature checks prior to accessing facilities, virus exposure screening, providing personal protective equipment for on-site employees, establishing enhanced disinfecting processes in operational facilities, following social distancing best practices and remote work arrangements.

In light of uncertainty due to COVID-19, NN has taken actions to enhance its financial flexibility and liquidity position, which are expected to generate cash savings of more than $45 million over the next year, in addition to the $32 million in cash savings initiatives outlined in October 2019. These combined measures include:

•	Temporary wage reductions of 5%-25% for all salaried personnel, and suspension of Board cash compensation;

•	Reduction in benefits, including 401(k) matching contribution and gainsharing programs;

•	Indirect and SG&A labor reductions;

•	CARES Act benefits associated with net operating loss carrybacks that generate cash refunds and FICA remittance deferrals;

•	Reductions in travel expenses;

•	Rent deferrals;

•	Consolidating operating facilities and reducing overall SG&A costs; and

•	Reduction in capital expenditures.

In addition to the above actions, NN drew down $60 million on the Company’s revolving credit facility in the first quarter.

Mr. Veltman stated, “The initiatives we undertook prior to the pandemic and in response to COVID-19 are expected to generate over $77 million in cash savings over the next year, which will continue to provide us the necessary liquidity to operate during the significant uncertainty surrounding the COVID-19 crisis. As the impact of COVID-19 evolves, NN’s leadership team will continue to evaluate additional cost-savings opportunities as thoughtfully and strategically as possible.”

Conference Call

NN will discuss its results during its quarterly investor conference call on May 8, 2020 at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-888-204-4368 or 1-323-994-2093 Conference ID: 6902704. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 30 days.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share and free cash flow provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business. Net debt is defined as debt and finance leases less cash.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow to the U.S. GAAP financial measures of income from operations, net income (loss), net income (loss) per diluted share and net cash provided by (used in) operating activities.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2020	2019
Net sales	$199,745	$213,256
Cost of sales (exclusive of depreciation and amortization shown separately below)	152,241	162,187

Gross profit (loss)	47,504	51,069
Selling, general and administrative expense	24,824	28,125
Depreciation and amortization	23,184	23,425
Restructuring and integration expense, net	—	(12)
Goodwill impairment	239,699	—
Other operating (income) expense, net	5,129	(152)

Income (loss) from operations	(245,332)	(317)
Interest expense	17,077	13,801
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,699
Other (income) expense, net	1,120	729

Loss before benefit for income taxes and share of net income from joint venture	(263,529)	(17,546)
Benefit (provision) for income taxes	15,609	(2,241)
Share of net income (loss) from joint venture	(271)	269

Net income (loss)	$(248,191)	$(19,518)

Other comprehensive loss:
Foreign currency translation gain (loss)	(14,342)	1,321
Interest rate swap:
Change in fair value of interest rate swap, net of tax	(11,209)	(3,856)
Less: reclassification adjustment for (gains) losses included in net income, net of tax	1,052	—

Other comprehensive income (loss)	(24,499)	(2,535)

Comprehensive income (loss)	$(272,690)	$(22,053)

Basic net income (loss) per common share:
Net income (loss) per common share	$(5.96)	$(0.47)

Weighted average common shares outstanding	42,111	41,972

Diluted net income (loss) per common share:
Net income (loss) per common share	$(5.96)	$(0.47)

Weighted average common shares outstanding	42,111	41,972

NN, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$79,214	$31,703
Accounts receivable, net	128,458	131,558
Inventories	118,919	118,722
Income tax receivable	17,310	5,973
Other current assets	19,081	15,024

Total current assets	362,982	302,980
Property, plant and equipment, net	350,369	374,513
Operating lease right-of-use assets	68,407	65,496
Goodwill	196,281	439,095
Intangible assets, net	317,918	329,260
Investment in joint venture	21,120	21,755
Other non-current assets	8,076	8,885

Total assets	$1,325,153	$1,541,984

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$59,792	$57,340
Accrued salaries, wages and benefits	32,138	30,428
Income tax payable	922	1,028
Current maturities of long-term debt	20,064	19,160
Current portion of operating lease liabilities	5,775	6,652
Other current liabilities	33,842	24,873

Total current liabilities	152,533	139,481
Deferred tax liabilities	78,307	85,799
Non-current income tax payable	—	1,272
Long-term debt, net of current portion	814,972	757,440
Operating lease liabilities, net of current portion	72,389	66,980
Other non-current liabilities	32,386	44,723

Total liabilities	1,150,587	1,095,695
Commitments and contingencies
Redeemable, convertible preferred stock	95,664	93,012
Common stock	428	423
Additional paid-in capital	499,925	501,615
Warrants	1,076	1,076
Accumulated deficit	(353,474)	(105,283)
Accumulated other comprehensive loss	(69,053)	(44,554)

Total stockholders’ equity	78,902	353,277

Total liabilities, preferred stock, and stockholders’ equity	$1,325,153	$1,541,984

NN, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net income (loss)	$(248,191)	$(19,518)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of continuing operations	23,184	23,425
Amortization of debt issuance costs	1,652	1,191
Goodwill impairment	239,699	—
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,699
Share of net income from joint venture, net of cash dividends received	271	(269)
Compensation expense from issuance of share-based awards	1,296	873
Deferred income taxes	(3,923)	(5,704)
Other	614	182
Changes in operating assets and liabilities, excluding acquisitions:
Accounts receivable	1,760	(13,963)
Inventories	(2,507)	(5,625)
Accounts payable	3,584	7,236
Income taxes receivable and payable, net	(12,676)	1,579
Other	5,461	5,182

Net cash provided by (used in) operating activities	10,224	(2,712)
Cash flows from investing activities
Acquisition of property, plant and equipment, net of acquisitions	(11,260)	(14,073)
Short-term investment	—	8,000
Proceeds from sale of property, plant, and equipment	82	2,395
Other	—	(1)

Net cash provided by (used in) investing activities	(11,178)	(3,679)
Cash flows from financing activities
Cash paid for debt issuance or prepayment costs	(286)	(738)
Dividends paid	—	(2,947)
Proceeds from long-term debt	60,012	19,025
Repayment of long-term debt	(4,527)	(7,522)
Proceeds from (repayments of) short-term debt, net	(411)	1,982
Other	(888)	(924)

Net cash provided by (used in) financing activities	53,900	8,876
Effect of exchange rate changes on cash flows	(5,435)	(204)
Net change in cash and cash equivalents	47,511	2,281
Cash and cash equivalents at beginning of period	31,703	17,988

Cash and cash equivalents at end of period	$79,214	$20,269

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

	Three Months Ended
$000s	March 31,
NN, Inc. Consolidated	2020	2019
GAAP income from operations	$(245,332)	$(317)
Restructuring and integration expense	—	(12)
Acquisition and transition expense*	11,418	10,069
Amortization of intangibles	11,342	12,650
Impairments (Goodwill and fixed assets)	239,706	—

Non-GAAP adjusted income from operations (a)	$17,135	$22,390

Non-GAAP adjusted operating margin (1)	8.6%	10.5%
GAAP net sales	$199,745	$213,256

	Three Months Ended
$000s	March 31,
Mobile Solutions	2020	2019
GAAP income from operations	$264	$3,189
Restructuring and integration expense	—	(12)
Acquisition and transition expense	383	1,692
Amortization of intangibles	838	885
Impairments (Goodwill and fixed assets)	—	—

Non-GAAP adjusted income from operations (a)	$1,486	$5,754

Share of net income from joint venture	(271)	269

Non-GAAP adjusted income from operations with JV	1,215	6,023

Non-GAAP adjusted operating margin (1)	1.7%	7.7%
GAAP net sales	$69,884	$78,075

	Three Months Ended
$000s	March 31,
Elimination	2020	2019
GAAP net sales	$(588)	$(484)

	Three Months Ended
$000s	March 31,
Power Solutions	2020	2019
GAAP income from operations	$(90,334)	$3,824
Restructuring and integration expense	—	—
Acquisition and transition expense	1,621	1,832
Amortization of intangibles	2,748	2,748
Impairments (Goodwill and fixed assets)	92,948	—

Non-GAAP adjusted income from operations (a)	$6,983	$8,404

Non-GAAP adjusted operating margin (1)	15.0%	16.9%
GAAP net sales	$46,401	$49,657

	Three Months Ended
$000s	March 31,
Life Sciences	2020	2019
GAAP income from operations	$(140,979)	$3,846
Restructuring and integration expense	—	—
Acquisition and transition expense	2,534	4,342
Amortization of intangibles	7,755	9,017
Impairments (Goodwill and fixed assets)	146,758	—

Non-GAAP adjusted income from operations (a)	$16,068	$17,205

Non-GAAP adjusted operating margin (1)	19.1%	20.0%
GAAP net sales	$84,048	$86,008

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2020 Includes Capacity & Capabilities Dev - $1.1 / Prof Fees - $1.7 / Integration & Transformation - $3.8 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Lease Modification - $4.8
2019 Includes Capacity & Capabilities Dev - $2.9 / Prof Fees - $1.3 / Integration & Transformation - $5.9 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Lease Modification - $0.0

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended
	March 31,
$000s	2020	2019
GAAP net income (loss)	$(248,191)	$(19,518)

Provision (benefit) for income taxes	(15,609)	2,241
Interest expense	17,077	13,801
Write-off of unamortized debt issuance cost	—	2,699
Change in fair value of preferred stock tax withholding	(57)	—
Depreciation and amortization	23,184	23,425
Acquisition and transition expense	11,267	9,831
Non-cash stock compensation	1,296	874
Non-cash foreign exchange (gain) loss on inter-company loans	1,686	499
Restructuring and integration expense	—	(12)
Impairments (Goodwill, JV and fixed assets)	239,706	—

Non-GAAP adjusted EBITDA (b)	$30,359	$33,839

Non-GAAP adjusted EBITDA margin (2)	15.2%	15.9%
GAAP net sales	$199,745	$213,256

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended
	March 31,
$000s	2020	2019
GAAP net income (loss)	$(248,191)	$(19,518)

Pre-tax acquisition and transition expense	11,418	10,069
Pre-tax foreign exchange (gain) loss on inter-company loans	1,686	499
Pre-tax restructuring and integration expense	—	(12)
Pre-tax write-off of unamortized debt issuance costs	—	2,699
Pre-tax change in fair value of preferred stock tax withholding	(57)	—
Pre-tax amortization of intangibles and deferred financing costs	12,995	13,841
Pre-tax impairments of fixed asset costs	7	—
Tax effect of adjustments reflected above (c)	(5,393)	(5,741)
Non-GAAP discrete tax adjustments	(11,929)	6,000
Impairments (Goodwill and JV)	239,699	—

Non-GAAP adjusted net income (loss) (d)	$236	$7,837

	Three Months Ended
	March 31,
Amounts per share, diluted	2020	2019
GAAP net income (loss) per diluted share	$(5.96)	$(0.47)

Pre-tax acquisition and transition expense	0.27	0.24
Pre-tax foreign exchange (gain) loss on inter-company loans	0.04	0.01
Pre-tax restructuring and integration expense	—	(0.00)
Pre-tax write-off of unamortized debt issuance costs	—	0.06
Pre-tax change in fair value of preferred stock tax withholding	(0.00)	—
Pre-tax amortization of intangibles and deferred financing costs	0.31	0.33
Pre-tax impairments of fixed asset costs	0.00	—
Tax effect of adjustments reflected above (c)	(0.13)	(0.14)
Non-GAAP discrete tax adjustments	(0.28)	0.14
Impairments (Goodwill and JV)	5.69	—
Preferred stock cumulative dividends and deemed dividends	0.07	—

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.01	$0.19

Weighted average shares outstanding, diluted	42,111	41,972

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
$000s	2020	2019
Net cash provided (used) by operating activities	$10,224	$(2,712)
Acquisition of property, plant and equipment	(11,260)	(14,073)

Free Cash Flow	$(1,036)	$(16,785)

Reconciliation of Net Debt

	March 31,	March 31,
$000s	2020	2019
Short term debt & finance lease liability	$23,207	$35,845
Long term debt and finance lease liability (ex- issuance costs)	824,897	832,424

Funded debt	848,104	868,269
Cash and cash equivalents	79,214	20,268

Net debt	$768,890	$848,001

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, Interest rate swaps and write-offs, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of restructuring and integration charges (related to plant closures and other charges incurred to implement our strategic goals that do not necessarily represent a major strategic shift in operations), charges related to acquisition and transition costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, foreign exchange gain (loss) on inter-company loans, estimated interest expense on cash held from divestiture, non-cash impairment charges, the impact of enactment of the Tax Cut and Jobs Act and income from discontinued operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.